SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2009
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33280 (Commission File Number)	51-0610340 (I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2009, the Board of Directors (the “Board”) of HFF, Inc. (the “Company”) elected Susan P. McGalla as a Class III director of the Board. In addition, Ms. McGalla was named to the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Furthermore, on October 27, 2009, the Board re-elected Mark D. Gibson as a Class II director of the Board. Mr. Gibson had previously served on the Board from the Company’s inception in November 2006 to May 2009, when Mr. Gibson voluntarily agreed to resign from his position as a Class II director so as to reduce the number of directors on the Board to seven and insure that the Company remained in compliance with the independent director listing standards of the New York Stock Exchange at such time. A copy of the press release of the Company announcing Ms. McGalla’s and Mr. Gibson’s elections is attached as Exhibit 99.1 and is incorporated herein by reference.
The Board has determined that Ms. McGalla is independent under the New York Stock Exchange listing standards. There is no arrangement or understanding between Ms. McGalla and any other person pursuant to which Ms. McGalla was elected as a director, and there are no related party transactions involving Ms. McGalla that are reportable under Item 404(a) of Regulation S-K.
Ms. McGalla will receive compensation for her service as a nonemployee director pursuant to the Company’s director compensation policy for nonemployee directors. Under this policy, each outside director is paid a base annual retainer of $50,000 and receives an annual grant of restricted stock units based on the Company’s Class A common stock with a market value of $40,000 on the grant date. In addition, each newly-elected outside director receives an initial election grant of options to purchase shares of our Class A common stock with a Black-Scholes (or similar valuation method) value of $30,000, which will vest annually over three years. In accordance with this policy, on October 28, 2009 Ms. McGalla was granted (i) options to purchase 7,335 shares of the Company’s Class A common stock at a per share exercise price of $6.13 (the last reported sale price of the Company’s Class A common stock on October 28, 2009 on the New York Stock Exchange), which vest annually over three years, pursuant to the terms and conditions of the Company’s 2006 Omnibus Incentive Compensation Plan and (ii) restricted stock units with a fair market value of $7,233, representing a pro rated portion of the annual grant of restricted stock units made to outside directors of Class A common stock for 2009 with a market value of $40,000.
Mr. Gibson has held the positions of Executive Managing Director and member of the operating committee of HFF Holdings LLC (“HFF Holdings”) since 2003. For a description of the Company’s arrangements with HFF Holdings, see the discussion under the heading “Certain Relationships and Related Party Transactions” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2009. Because of Mr. Gibson’s capacity as an employee director, the Board has determined that Mr. Gibson is not independent under the New York Stock Exchange listing standards. Mr. Gibson will receive no director compensation in accordance with the Company’s policy not to pay director compensation to employee directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated October 29, 2009, announcing the elections of Susan P. McGalla and Mark D. Gibson to the Board of Directors of HFF, Inc.

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.
Dated: October 29, 2009	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 29, 2009, announcing the elections of Susan P. McGalla and Mark D. Gibson to the Board of Directors of HFF, Inc.